UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 23, 2003

Date of Report (date of earliest event reported)

VENTANA MEDICAL SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	000-20931 (Commission File Number)	94-2976937 (I.R.S. Employer Identification Number)

1910 Innovation Park Drive

Tucson, AZ 85737

(Address of principal executive offices)

(520) 887-2155

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events

On December 23, 2003, Ventana Medical Systems, Inc (“Ventana”) announced the outcome of the lawsuit brought against it in the United States [District Court, Eastern District] of Massachusetts by Cytologix Corporation. On December 22, 2003, the jury had found Ventana liable for infringement of U.S. Patent Nos. 6,180,061 and 6,183,693, but that such infringement had not been willful. The jury also found that Ventana was not liable for misappropriation of trade secrets.

A copy of Ventana’s press release, dated December 23, 2003, and the related conference call transcript are attached hereto as Exhibits 99.1 and 99.2, respectively, and are hereby incorporated by reference.

Item 7.	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press Release, dated as of December 23, 2003
99.2	Transcript of conference call held on December 23, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

VENTANA MEDICAL SYSTEMS, INC.

By:	/s/ Nicholas Malden

Nicholas Malden Vice President, Chief Financial Officer and Secretary

Date: December 30, 2003